FREE WRITING PROSPECTUS SUPPLEMENT


                                  CWMBS, INC.
                                   Depositor

                        [LOGO OMITTED] Counrtywide (R)
                        ------------------------------
                                  HOME LOANS
                                  Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                 CHL Mortgage Pass-Through Trust Certificates
                             (Issuable in Series)
                         Distributions payable monthly



-------------------
Consider                 The Trusts
carefully the risk
factors beginning        Each CHL Mortgage Pass-Through Trust will be
on page S-7 in this      established to hold assets transferred to it by
free writing             CWMBS, Inc. The assets in each CHL Mortgage
prospectus               Pass-Through Trust will be specified in the
supplement and           prospectus supplement for the particular issuing
on page 2 in the         entity and will generally consist of first lien
accompanying             mortgage loans secured by one- to four-family
prospectus               residential properties. The mortgage loans will have
attached hereto as       been purchased by the depositor, either directly or
Exhibit A.               through affiliates, from one or more mortgage loan
                         sellers. The mortgage loans will be master serviced by Countrywide Home Loans Servicing LP.

                         The Certificates

                         CWMBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets of the related CHL Mortgage Pass-Through Trust. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.
-------------------



The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131662. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


October 1, 2006


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                               Table of Contents



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Free Writing Prospectus Supplement                                        Page
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Summary....................................................................S-3

Risk Factors...............................................................S-7

The Mortgage Pool.........................................................S-23

Servicing of the Mortgage Loans...........................................S-25

Description of the Pooling and Servicing Agreement........................S-30

Static Pool Data..........................................................S-32

Yield, Prepayment and Maturity Considerations.............................S-33

Tax Consequences..........................................................S-35

ERISA Considerations......................................................S-35

Index of Defined Terms....................................................S-37

Exhibit A

Prospectus                                                                Page
----------                                                                ----

Important Notice About Information in
  This Prospectus and Each Accompanying
  Prospectus Supplement......................................................1

Risk Factors.................................................................2

The Trust Fund..............................................................12

Use of Proceeds.............................................................24

The Depositor...............................................................24

Loan Program................................................................25

Static Pool Data............................................................27

Description of the Securities...............................................28

Credit Enhancement..........................................................43

Yield, Maturity and Prepayment Considerations...............................49

The Agreements..............................................................52

Certain Legal Aspects of the Loans..........................................71

Material Federal Income Tax Consequences....................................79

Other Tax Considerations...................................................100

ERISA Considerations.......................................................100

Legal Investment...........................................................104

Method of Distribution.....................................................105

Legal Matters..............................................................106

Financial Information......................................................106

Rating.....................................................................106

Index to Defined Terms.....................................................108



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                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the CHL Mortgage Pass-Through Trust specified on the front cover of the related prospectus supplement.

The Certificates

The mortgage pools securing the certificates will consist of mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers that may or may not be affiliated with the depositor.

The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

See "The Mortgage Pool" in this free writing prospectus supplement, "The Trust Fund -- The Mortgage Loans -- General" in the attached prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

CWMBS, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. may be the seller of a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. All or a portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of placeStateNew York.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans transferred to that issuing entity on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the funding period.

Because some of the mortgage loans in an issuing entity may not be acquired by the issuing entity until after the closing date for that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity to pay all the interest due on the related certificates during the funding period. If a pre-funding account is funded, a capitalized interest account may be established and

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                                      S-3
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funded on the closing date of that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. If so specified in the prospectus supplement relating to any series of certificates, one or more separate trusts may be established to issue net interest margin securities secured by all or a portion of certain classes of certificates of that series. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus supplement as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus supplement are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy or if any related net interest margin securities issued and are so insured.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers" in this free writing prospectus supplement.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be either (a) the 25th day of the month or (b) the business day following the master servicer remittance date (which is generally the 19th day of the month). If any of these days is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the accompanying prospectus.

Purchase of Mortgage Loans

If specified in the prospectus supplement relating to any series of certificates, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. In addition, to the extent specified in the prospectus supplement relating to any series of certificates, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated third-party seller to Countrywide Home Loans, Inc. due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate.

Optional Termination or Auction of the Mortgage Loans

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the depositor, the holder of a specified percentage of a particular class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and

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                                      S-4
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any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate initial stated principal balance of the mortgage loans and the amount, if any, deposited in the pre-funding account.

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer or the holder of a specified percentage of a particular class of certificates may have the option to instruct the trustee to conduct an auction of the remaining mortgage loans and real estate owned by the issuing entity. If an auction is held and the trustee receives a purchase price at least equal to the amount set forth in the related prospectus supplement, the mortgage loans will be sold to that bidder and the certificates will be paid in full on that distribution date.

Advances

The master servicer will make cash advances with respect to delinquent scheduled payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus supplement and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

   o the subordination of one or more classes of the securities of the series,

   o the preferential allocation of prepayments on the mortgage loans to the senior certificates in order to increase the level of subordination,

   o  overcollateralization,

   o  excess interest,

   o  letter of credit,

   o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

   o  surety bond,

   o  bankruptcy bond,

   o  special hazard insurance policy,

   o  guaranteed investment contract,

   o  one or more reserve funds,

   o  one or more derivative contracts,

   o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

   o  cross-collateralization feature, or

   o  any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in interest rates on the certificates and/or on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the


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                                      S-5
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transaction may employ any one or more of the following forms of yield enhancement:

   o  one or more reserve funds,

   o  one or more derivative contracts,

   o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

   o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur which are not anticipated by the method of yield enhancement provided by the related issuing entity, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the accompanying prospectus.









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                                      S-6
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                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 2 in the accompanying prospectus.


Your Yield Will Be Affected By                 Borrowers may, at their option,
Prepayments                                    prepay their mortgage loans in
                                               whole or in part at any time.
                                               We cannot predict the rate at
                                               which borrowers will repay
                                               their mortgage loans. The
                                               prepayment experience of the
                                               mortgage loans may be affected
                                               by many factors, including:

                                               o  general economic conditions,

                                               o  the level of prevailing
                                                  interest rates,

                                               o  the availability of
                                                  alternative financing,

                                               o  the applicability of
                                                  prepayment charges, and

                                               o  homeowner mobility.

                                               A prepayment of a mortgage
                                               loan, however, will usually
                                               result in a prepayment on the
                                               certificates.

                                               The rate and timing of
                                               prepayment of the mortgage
                                               loans will affect the yields to
                                               maturity and weighted average
                                               lives of the related classes of
                                               certificates. Any reinvestment
                                               risks from faster or slower
                                               prepayments of mortgage loans
                                               will be borne entirely by the
                                               holders of the related classes
                                               of certificates.

                                               o  If you purchase your
                                                  certificates at a discount
                                                  or you purchase principal
                                                  only certificates and
                                                  principal is repaid slower
                                                  than you anticipate, then
                                                  your yield may be lower than
                                                  you anticipate.

                                               o  If you purchase your
                                                  certificates at a premium or
                                                  you purchase notional amount
                                                  certificates and principal
                                                  is repaid faster than you
                                                  anticipate, then your yield
                                                  may be lower than you
                                                  anticipate.

                                               o  If you purchase notional
                                                  amount certificates and
                                                  principal is repaid faster
                                                  than you anticipated, you
                                                  may lose your initial
                                                  investment.

                                               o  If so specified in the
                                                  prospectus supplement
                                                  relating to the applicable
                                                  series of certificates, some
                                                  or all of the mortgage loans
                                                  may require the borrower to
                                                  pay a charge if the borrower
                                                  prepays the mortgage loan
                                                  during periods of up to five
                                                  years after the mortgage
                                                  loan was originated. A
                                                  prepayment charge may
                                                  discourage a borrower from
                                                  prepaying the mortgage loan
                                                  during the applicable
                                                  period. As specified in the
                                                  prospectus supplement
                                                  relating to any applicable
                                                  series of certificates,
                                                  prepayment charges may be
                                                  distributed to specified
                                                  classes of certificates or
                                                  retained by the master
                                                  servicer as servicing
                                                  compensation and may not

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                                                  be distributed to the
                                                  holders of other classes of
                                                  certificates.

                                               o  If mortgage loans with
                                                  relatively higher mortgage
                                                  rates prepay, the
                                                  pass-through rate on one or
                                                  more of the related classes
                                                  of certificates may be
                                                  reduced and your yield may
                                                  be lower than you
                                                  anticipate.

                                               o  If the mortgage loans held
                                                  by the issuing entity are
                                                  hybrid adjustable rate
                                                  mortgage loans, the mortgage
                                                  loans may be subject to
                                                  greater rates of prepayments
                                                  as they approach their
                                                  initial adjustment dates
                                                  even if market interest
                                                  rates are only slightly
                                                  higher or lower than the
                                                  mortgage rates on the
                                                  mortgage loans as borrowers
                                                  seek to avoid changes in
                                                  their monthly payments.

                                               o  If the mortgage loans held
                                                  by the issuing entity are
                                                  negative amortization
                                                  mortgage loans, the rate and
                                                  timing of principal payments
                                                  relative to the amount and
                                                  timing of deferred interest
                                                  on the mortgage loans will
                                                  affect the yields to
                                                  maturity on the related
                                                  classes of certificates.

Your Yield May Be Affected By The              If so specified in the
Interest Only Feature Of Some Of The           prospectus supplement relating
Mortgage Loans                                 to the applicable series of
                                               certificates, some or all of
                                               the mortgage loans may require
                                               monthly payments of only
                                               accrued interest for a period
                                               of up to fifteen years after
                                               origination. The borrower is
                                               not required to pay any
                                               principal on the borrower's
                                               loan during this interest only
                                               period but thereafter is
                                               required to make monthly
                                               payments sufficient to amortize
                                               the loan over its remaining
                                               term. These loans are sometimes
                                               referred to as interest only
                                               loans. Interest only loans have
                                               only recently been originated
                                               in significant volumes. As a
                                               result, the long-term
                                               performance characteristics of
                                               interest only loans are largely
                                               unknown.

                                               Because interest only loans
                                               initially require only the
                                               payment of interest, a borrower
                                               may be able to borrow a larger
                                               amount than would have been the
                                               case for a fully amortizing
                                               mortgage loan.

                                               Interest only loans may have
                                               risks and payment
                                               characteristics that are not
                                               present with fully amortizing
                                               mortgage loans, including the
                                               following:

                                               o  no principal distributions
                                                  will be made to
                                                  certificateholders from
                                                  interest only loans during
                                                  their interest only period
                                                  except in the case of a
                                                  prepayment, which may extend
                                                  the weighted average lives
                                                  of the certificates,

                                               o  during the interest only
                                                  period, interest only loans
                                                  may be less likely to be
                                                  prepaid since the perceived
                                                  benefits of refinancing may
                                                  be less than with a fully
                                                  amortizing mortgage loan,

                                               o  as the end of the interest
                                                  only period approaches, an
                                                  interest only loan may be
                                                  more likely to be refinanced
                                                  in order to avoid the
                                                  increase in the monthly
                                                  payment required to amortize
                                                  the loan over its remaining
                                                  term,

                                               o  interest only loans may be
                                                  more likely to default than
                                                  fully

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                                                  amortizing loans at the end
                                                  of the interest only period
                                                  due to the increased monthly
                                                  payment required to amortize
                                                  the loan over its remaining
                                                  term, and

                                               o  if an interest only loan
                                                  defaults, the severity of
                                                  loss may be greater due to
                                                  the larger unpaid principal
                                                  balance.

Your Yield May Be Affected By The              If so specified in the
Inclusion of 40-Year Mortgage Loans            prospectus supplement relating
                                               to the applicable series of
                                               certificates, some or all of
                                               the mortgage loans may have
                                               original terms to maturity of
                                               40 years. Mortgage loans with
                                               original terms to maturity of
                                               40 years have only begun to be
                                               originated recently. As a
                                               result, there is no basis on
                                               which to predict the
                                               performance characteristics of
                                               these mortgage loans.

                                               The longer term to maturity of
                                               40-year mortgage loans results
                                               in a lower monthly payment than
                                               would be required by a
                                               traditional 30-year mortgage
                                               loan. The lower monthly payment
                                               may allow the borrower to
                                               borrow a larger amount than
                                               would have been the case for a
                                               mortgage loan with a 30-year
                                               term to maturity.

                                               In running the prepayment
                                               scenarios required by certain
                                               rating agencies that may be
                                               providing ratings on the
                                               related series of certificates,
                                               the offered certificates are
                                               assumed to mature within 30
                                               years. However, due to the
                                               inclusion of 40-year mortgage
                                               loans in the mortgage pool,
                                               there is no guarantee that the
                                               certificates will be fully paid
                                               within 30 years.

                                               40-year mortgage loans may have
                                               risks and payment
                                               characteristics that are not
                                               present with traditional
                                               30-year mortgage loans,
                                               including the following:

                                                 o  less principal will be
                                                    distributed to
                                                    certificateholders on a
                                                    monthly basis (except in
                                                    the case of a prepayment)
                                                    which may extend the
                                                    weighted average lives of
                                                    the certificates,

                                                 o  due to the smaller monthly
                                                    payment, 40-year mortgage
                                                    loans may be less likely
                                                    to be prepaid since the
                                                    perceived benefits of
                                                    refinancing may be less
                                                    than with a 30-year fully
                                                    amortizing mortgage loan,
                                                    and

                                                 o  if a 40-year mortgage loan
                                                    defaults, the severity of
                                                    loss is likely to be
                                                    greater due to the larger
                                                    unpaid principal balance.

                                               If so specified in the
                                               prospectus supplement relating
                                               to the applicable series of
                                               certificates, some or all of
                                               the 40-year mortgage loans may
                                               also be negative amortization
                                               mortgage loans. The combination
                                               of a longer term to maturity
                                               with the possibility of
                                               accruing interest on an
                                               increasing principal balance
                                               may produce unanticipated
                                               payment performance.

If The Series Allows For The                   If the particular series of
Purchase Of Subsequent Mortgage                certificates will use a
Loans, There Is                                prefunding mechanism to
                                               purchase additional mortgage
                                               loans, the ability of

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A Risk Of Possible Prepayment Due To           that issuing entity to acquire
Inability To Acquire Subsequent                subsequent mortgage loans
Mortgage Loans                                 depends on the ability of the
                                               related seller to originate or
                                               acquire mortgage loans during
                                               the funding period specified in
                                               the related prospectus
                                               supplement (which generally
                                               will not exceed 90 days) that
                                               meet the eligibility criteria
                                               for subsequent mortgage loans
                                               described therein. The ability
                                               of sellers to originate or
                                               acquire eligible subsequent
                                               mortgage loans will be affected
                                               by a number of factors
                                               including prevailing interest
                                               rates, employment levels and
                                               economic conditions generally.

                                               If any of the amounts on
                                               deposit in the pre-funding
                                               account allocated to purchase
                                               subsequent mortgage loans
                                               cannot be used for that
                                               purpose, those amounts will be
                                               distributed to the senior
                                               certificateholders as a
                                               prepayment of principal on the
                                               first distribution date
                                               following the end of the
                                               funding period.

                                               The ability of the issuing
                                               entity to acquire subsequent
                                               mortgage loans with particular
                                               characteristics will also
                                               affect the size of the
                                               principal payment the related
                                               classes of senior certificates
                                               in that series.

The Yields On Floating Rate And Inverse        The pass-through rates on any
of Floating Rate Certificates Will Be          classes floating rate
Affected By The Level Of The                   certificates for any
Applicable Interest Rate Index                 distribution date will be equal
                                               to the value of the applicable
                                               interest rate index plus any
                                               related margin, but may be
                                               subject to a cap and/or floor.
                                               The pass-through rates on any
                                               classes of inverse floating
                                               rate certificates for any
                                               distribution date will equal a
                                               specified fixed rate minus the
                                               related index, but may be
                                               subject to a cap and/or floor,
                                               which floor may be as low as
                                               0%. For these classes of
                                               certificates your yield will be
                                               sensitive to:

                                                    (1) the level of the
                                                        applicable interest
                                                        rate index,

                                                    (2) the timing of
                                                        adjustment of the
                                                        pass-through rate on
                                                        those certificates as
                                                        it relates to the
                                                        interest rates on the
                                                        related mortgage loans
                                                        and, with respect to
                                                        the adjustable rate
                                                        mortgage loans, the
                                                        level of the mortgage
                                                        index, the timing of
                                                        adjustment of the
                                                        interest rates on the
                                                        adjustable rate
                                                        mortgage loans, and
                                                        periodic and lifetime
                                                        limits on those
                                                        adjustments, and

                                                    (3) other limitations on
                                                        the pass-through rates
                                                        of those certificates
                                                        as described further
                                                        in the prospectus
                                                        supplement relating to
                                                        the applicable series
                                                        of certificates.

                                               With respect to classes of
                                               adjustable rate certificates
                                               relating to adjustable rate
                                               mortgage loans, the mortgage
                                               indices and the certificate
                                               indices may not be the same.
                                               Because the mortgage indices
                                               may respond to economic and
                                               market factors different than
                                               the certificate indices, there
                                               may not necessarily be a
                                               correlation in movement between
                                               the interest rates on the
                                               adjustable rate mortgage loans
                                               and the pass-through rates of
                                               the related classes of
                                               certificates. For example, it
                                               is possible that the interest
                                               rates on the adjustable rate
                                               mortgage loans may decline
                                               while the pass-through rates on
                                               the related classes of
                                               adjustable rate certificates
                                               are stable or rising. In
                                               addition, although it is
                                               possible that both the mortgage
                                               rates on the adjustable rate
                                               mortgage loans and the
                                               pass-through rates on the
                                               related classes of adjustable
                                               rate certificates may decline
                                               or increase during the same
                                               period, the mortgage rates on
                                               the adjustable rate mortgage
                                               loans may decline or increase
                                               more slowly than the
                                               pass-through rates of these
                                               certificates because of the
                                               difference between interest
                                               rate adjustment periods on the
                                               mortgage loans and pass-through
                                               rate adjustment periods on
                                               these certificates. In
                                               addition, prepayments of
                                               mortgage loans with relatively
                                               higher mortgage rates may
                                               reduce the applicable net rate
                                               cap and consequently reduce the
                                               pass-through rate for one or
                                               more classes of adjustable rate
                                               certificates.

                                               While it may be intended that
                                               reductions in distributions of
                                               interest to a class of
                                               adjustable rate by operation of
                                               the applicable net rate cap be
                                               offset by amounts allocated to
                                               the issuing entity in respect
                                               of one or more forms of yield
                                               maintenance enhancement, we
                                               cannot assure you that any
                                               amounts will be available from
                                               those sources, or sufficient,
                                               to make any such payments. In
                                               addition, to the extent that
                                               any such form of yield
                                               maintenance enhancement
                                               benefiting a class of
                                               certificates is derived from
                                               distributions otherwise payable
                                               to one or more other classes of
                                               certificates, investors in the
                                               certificates benefiting from
                                               the yield enhancement
                                               arrangement should consider the
                                               expected distributions
                                               otherwise distributable to
                                               those other classes of
                                               certificates, and investors in
                                               the classes of certificates
                                               providing the yield maintenance
                                               enhancement should consider the
                                               likelihood that amounts
                                               otherwise distributable on
                                               their certificates will be
                                               applied to provide yield
                                               enhancement to the benefited
                                               classes of certificates. In
                                               particular, any negative
                                               amortization mortgage loans may
                                               bear interest at initial
                                               interest rates that are
                                               insufficient to cover
                                               distributions due to the
                                               related classes of
                                               certificates, and therefore
                                               certain classes of certificates
                                               may receive no interest
                                               distributions in the first
                                               several months following
                                               closing in order to provide
                                               yield enhancement to other
                                               classes of certificates.

Subordinated Certificates Have A Greater       When certain classes of
Risk Of Loss Than Senior Certificates          certificates provide credit
And Subordination May Not Be Sufficient        enhancement for other classes
To Protect Senior Certificates From            of certificates this is
Losses                                         sometimes referred to as
                                               "subordination." The
                                               subordination feature is
                                               intended to enhance the
                                               likelihood that related senior
                                               certificateholders will receive
                                               regular payments of interest
                                               and principal.

                                               If so specified in the
                                               prospectus supplement relating
                                               to the applicable series of
                                               certificates, credit
                                               enhancement in the form of
                                               subordination will be provided
                                               for the certificates of that
                                               series, first, by the right of
                                               the holders of the senior
                                               certificates to receive
                                               payments of principal on the
                                               mortgage loans prior to the
                                               related subordinated classes
                                               and, second, by the allocation
                                               of realized losses on the
                                               related mortgage loans to
                                               reduce the class certificate
                                               balances of the related
                                               subordinated classes, generally
                                               in the inverse order of their
                                               priority of distribution,
                                               before any related realized
                                               losses are allocated to one or
                                               more of the classes
                                               of senior certificates.

                                               You should fully consider the
                                               risks of investing in a
                                               subordinated certificate,
                                               including the risk that you may
                                               not fully recover your initial
                                               investment as a result of
                                               realized losses on the related
                                               mortgage loans. In addition,
                                               investors in a class of senior
                                               certificates should consider
                                               the risk that, after the credit
                                               enhancement provided by excess
                                               cashflow and
                                               overcollateralization (if any)
                                               have been exhausted, the
                                               subordination of the related
                                               subordinated certificates may
                                               not be sufficient to protect
                                               the senior certificates from
                                               losses.

Risks Related To Allocations Of Realized       After the credit enhancement
Losses On The Related Mortgage Loans           provided by excess cashflow and
                                               overcollateralization has been
                                               exhausted, or if the structure
                                               of the particular series does
                                               not provide for
                                               overcollateralization
                                               collections on the mortgage
                                               loans otherwise payable to the
                                               related subordinated classes
                                               will comprise the sole source
                                               of funds from which that credit
                                               enhancement is provided to the
                                               senior certificates. Realized
                                               losses on the mortgage loans
                                               are allocated to the related
                                               subordinated certificates,
                                               beginning with the subordinated
                                               certificates then outstanding
                                               with the lowest distribution
                                               priority, until the class
                                               certificate balance of each
                                               class of subordinated
                                               certificates has been reduced
                                               to zero. If the aggregate class
                                               certificate balance of the
                                               subordinated classes were to be
                                               reduced to zero, delinquencies
                                               and defaults on the mortgage
                                               loans would reduce the amount
                                               of funds available for monthly
                                               distributions to holders of the
                                               senior certificates and may
                                               result in the allocation of
                                               realized losses to one or more
                                               classes of senior certificates.



Risks Related To Negative Amortization         If so specified in the related
On The Related Mortgage Loans                  prospectus supplement for a
                                               series of certificates, all or
                                               a portion of the mortgage loans
                                               may be "negative amortization
                                               loans." After an introductory
                                               period of up to three months
                                               after origination during which
                                               the interest rates on the
                                               negative amortization loans are
                                               fixed, the interest rates on
                                               negative amortization loans
                                               will adjust monthly but their
                                               monthly payments and
                                               amortization schedules adjust
                                               annually and, under most
                                               circumstances, are subject to
                                               payment caps. The interest
                                               rates on negative amortization
                                               mortgage loans during their
                                               introductory periods are lower
                                               than the sum of the indices
                                               applicable at origination and
                                               the related margins, and may be
                                               as low as 1%. Since the
                                               scheduled monthly payments on
                                               negative amortization loans for
                                               the first year are set at their
                                               origination, the scheduled
                                               monthly payments are based upon
                                               the introductory interest
                                               rates. As a result, after the
                                               introductory interest rates
                                               expire and until the initial
                                               annual adjustment to the
                                               scheduled monthly payment made
                                               by the borrower, (unless the
                                               fully indexed mortgage rate is
                                               a rate at or below the
                                               introductory mortgage rate) the
                                               scheduled monthly payment made
                                               by the borrower will not be
                                               sufficient to pay the amount of
                                               interest accruing on the
                                               mortgage loan. If borrowers
                                               only make their scheduled
                                               monthly payments, a portion of
                                               the accrued interest on
                                               negatively amortizing loans
                                               will become deferred interest.
                                               "Deferred interest" is interest
                                               due on a negative amortization
                                               mortgage loan that is added to
                                               its principal balance and also
                                               bears interest at the
                                               applicable interest rate for
                                               that negative
                                               amortization mortgage loan. In
                                               addition, due to the limit on
                                               the amount of the annual
                                               adjustment to the scheduled
                                               payment, the scheduled payment
                                               still may not be sufficient to
                                               avoid deferred interest after
                                               the first adjustment. Deferred
                                               interest is also likely to
                                               result if interest rates rise
                                               more quickly than monthly
                                               payments are adjusted and
                                               borrowers only make their
                                               scheduled monthly payments.

                                               In addition, the amount by
                                               which a monthly payment may be
                                               adjusted on an annual payment
                                               adjustment date is limited and
                                               may not be sufficient to
                                               amortize fully the unpaid
                                               principal balance of a mortgage
                                               loan over its remaining term to
                                               maturity. If the interest rates
                                               on the mortgage loans decrease
                                               prior to an adjustment in the
                                               monthly payment, a larger
                                               portion of the monthly payment
                                               will be applied to the unpaid
                                               principal balance of the
                                               mortgage loan, which may cause
                                               the related classes of
                                               certificates to amortize more
                                               quickly. Conversely, if the
                                               interest rates on the mortgage
                                               loans increase prior to an
                                               adjustment in the monthly
                                               payment, a smaller portion of
                                               the monthly payment will be
                                               applied to the unpaid principal
                                               balance of the mortgage loan,
                                               which may cause the related
                                               classes of certificates to
                                               amortize more slowly. Further,
                                               if a mortgage loan accrues
                                               deferred interest during a due
                                               period, it will reduce the
                                               amount of interest available to
                                               be distributed as cash on the
                                               related classes of certificates
                                               on the related distribution
                                               date. If the unpaid principal
                                               balance of a negative
                                               amortization loan exceeds the
                                               original balance of the
                                               mortgage loan by the amount
                                               specified in the related
                                               mortgage note, the monthly
                                               payment due on that negative
                                               amortization loan will be
                                               recast without regard to the
                                               payment cap in order to provide
                                               for the outstanding balance of
                                               the mortgage loan to be paid in
                                               full at its maturity. In
                                               addition, on the fifth payment
                                               adjustment date of a mortgage
                                               loan, and every fifth payment
                                               adjustment date thereafter and
                                               the last payment adjustment
                                               date prior to the mortgage
                                               loan's maturity, the monthly
                                               payment due on that mortgage
                                               loan will be recast without
                                               regard to the related payment
                                               cap in order to provide for the
                                               outstanding balance of the
                                               mortgage loan to be paid in
                                               full at its maturity by the
                                               payment of equal monthly
                                               installments. These features
                                               may affect the rate at which
                                               principal on these mortgage
                                               loans is paid and may create a
                                               greater risk of default if the
                                               borrowers are unable to pay the
                                               monthly payments on the related
                                               increased principal balances.

                                               On each distribution date, the
                                               net deferred interest on any
                                               negative amortization mortgage
                                               loans will be allocated to the
                                               related classes of certificates
                                               as described in the related
                                               prospectus supplement. Any such
                                               allocation of net deferred
                                               interest could, as a result,
                                               affect the weighted average
                                               maturity of the affected
                                               classes of certificates.

                                               The amount of deferred
                                               interest, if any, with respect
                                               to mortgage loans in a loan
                                               group for a given month will
                                               reduce the amount of interest
                                               collected on these mortgage
                                               loans and available to be
                                               distributed as a distribution
                                               of interest to the related
                                               classes of certificates. Unless
                                               otherwise specified in the
                                               related prospectus supplement,
                                               the resulting reduction in
                                               interest collections on the
                                               mortgage loans in a loan group
                                               may be offset, in part or in
                                               whole, by applying all
                                               principal prepayments,
                                               subsequent recoveries and, in
                                               some instances, scheduled
                                               principal payments, received on
                                               the mortgage loans in that loan
                                               group to interest distributions
                                               on the related classes of
                                               certificates. Only the amount
                                               by which the principal
                                               prepayments, subsequent
                                               recoveries and, if applicable,
                                               scheduled payments of
                                               principal, received on the
                                               mortgage loans in a loan group
                                               exceed the amount of deferred
                                               interest on the mortgage loans
                                               in that loan group will be
                                               distributed as principal to the
                                               related classes of certificates
                                               in accordance with the
                                               priorities set forth in the
                                               related prospectus supplement.
                                               For any distribution date, the
                                               net deferred interest on the
                                               mortgage loans in a loan group
                                               will be deducted from the
                                               interest payable to the related
                                               certificates as described in
                                               the related prospectus
                                               supplement. The amount of the
                                               reduction of accrued interest
                                               distributable to each related
                                               class of certificates
                                               attributable to net deferred
                                               interest will be added to the
                                               class certificate balance of
                                               that class or to a related
                                               component of that class. Any
                                               such allocation of net deferred
                                               interest could, as a result,
                                               increase the weighted average
                                               lives of the related classes of
                                               certificates. The increase in
                                               the class certificate balance
                                               of any class of certificates
                                               and the slower reduction in the
                                               class certificate balances due
                                               to the use of principal
                                               prepayments and subsequent
                                               recoveries received on the
                                               related mortgage loans to
                                               offset the deferred interest
                                               will have the effect of
                                               increasing the applicable
                                               investors' exposure to realized
                                               losses on the related mortgage
                                               loans. In addition, in some
                                               circumstances the allocation of
                                               unscheduled payments of
                                               principal received on the
                                               mortgage loans between the
                                               related classes of senior
                                               certificates and the
                                               subordinated certificates may
                                               be determined based on the
                                               relationship between the
                                               aggregate class certificate
                                               balance of the senior
                                               certificates related to that
                                               loan group and the portion of
                                               the aggregate class certificate
                                               balance of the subordinated
                                               certificates related to that
                                               loan group, and therefore the
                                               foregoing method of allocating
                                               net deferred interest may
                                               affect the rate and timing of
                                               distributions of principal
                                               among the classes of
                                               certificates. See "Description
                                               of the Certificates--Principal"
                                               in the related prospectus
                                               supplement. We cannot predict
                                               the extent to which borrowers
                                               will prepay their mortgage
                                               loans or the extent to which
                                               deferred interest will accrue
                                               on the mortgage loans, and
                                               therefore cannot predict the
                                               extent of the effect of the
                                               allocation of net deferred
                                               interest on your certificates.

Excess Interest From The Mortgage Loans        The structure of a particular
May Not Provide Adequate Credit                series may provide for credit
Enhancement In A Transaction Employing         enhancement through
Overcollateralization As A Feature             overcollateralization. The
                                               amount by which the aggregate
                                               stated principal balance of the
                                               mortgage loans exceeds the
                                               aggregate class certificate
                                               balance of the related classes
                                               of certificates is called
                                               "overcollateralization." If the
                                               prospectus supplement for any
                                               applicable series of
                                               certificates indicates that
                                               credit enhancement for that
                                               series will be provided by
                                               overcollateralization, the
                                               initial level of
                                               overcollateralization (that is,
                                               the overcollateralization on
                                               the closing date) and the
                                               required level of
                                               overcollateralization will each
                                               be specified therein.
                                               Overcollateralization typically
                                               is used as credit enhancement
                                               when the mortgage loans are
                                               expected to generate more
                                               interest than is needed to pay
                                               interest on the related classes
                                               of certificates because the
                                               weighted average interest rate
                                               on the mortgage loans is
                                               expected to be higher than the
                                               weighted average pass-through
                                               rate on the related classes of
                                               certificates plus the weighted
                                               average expense fee rate. In
                                               the event that the level of
                                               overcollateralization is
                                               reduced, that "excess interest"
                                               will be used to make additional
                                               principal payments on the
                                               related classes of certificates
                                               to the extent described in the
                                               prospectus supplement.
                                               Overcollateralization is
                                               intended to provide limited
                                               protection to the holders of
                                               the applicable series of
                                               certificates by absorbing
                                               losses from liquidated mortgage
                                               loans. However, we cannot
                                               assure you that enough excess
                                               interest will be generated on
                                               the mortgage loans to maintain
                                               any required levels of
                                               overcollateralization.

                                               The excess interest available
                                               on any distribution date will
                                               be affected by the actual
                                               amount of interest received,
                                               collected or advanced in
                                               respect of the mortgage loans
                                               for that distribution date.
                                               That amount will be influenced
                                               by changes in the weighted
                                               average of the mortgage rates
                                               resulting from prepayments and
                                               liquidations of the mortgage
                                               loans as well as from
                                               adjustments of the mortgage
                                               rates on adjustable-rate
                                               mortgage loans. If the
                                               pass-through rate on one or
                                               more classes is limited by the
                                               applicable net rate cap, there
                                               may be little or no excess
                                               interest available to provide
                                               credit enhancement.

                                               If the protection afforded by
                                               overcollateralization for any
                                               applicable series is
                                               insufficient, then the holders of
                                               the certificates of that series
                                               could experience a loss on their
                                               investment.

Certain Interest Shortfalls May Affect         When a borrower makes a full or
Distributions On The Related                   partial prepayment on a
Certificates                                   mortgage loan, the amount of
                                               interest that the borrower is
                                               required to pay may be less
                                               than the amount of interest
                                               certificateholders would
                                               otherwise be entitled to
                                               receive with respect to the
                                               mortgage loan. The master
                                               servicer is required to reduce
                                               its master servicing fee to
                                               offset this shortfall, but the
                                               reduction for any distribution
                                               date will limited to all or a
                                               portion of the master servicing
                                               fee for the related month.

                                               In a transaction incorporating
                                               overcollateralization as a
                                               credit enhancement feature, if
                                               the aggregate amount of
                                               interest shortfalls on the
                                               related mortgage loans
                                               resulting from
                                               prepayments exceeds the amount
                                               of the reduction in the master
                                               servicing fee, the amount of
                                               interest available to make
                                               distributions of interest to
                                               the related classes of
                                               certificates and to maintain or
                                               restore any related level of
                                               overcollateralization will be
                                               reduced.

                                               In a transaction that does not
                                               employ overcollateralization as
                                               a credit enhancement feature,
                                               if the aggregate amount of
                                               interest shortfalls on the
                                               related mortgage loans
                                               resulting from prepayments
                                               exceeds the amount of the
                                               reduction in the master
                                               servicing fee, the amount of
                                               interest available to make
                                               distributions of interest to
                                               the related classes of
                                               certificates will be reduced
                                               and the interest entitlement
                                               for each class of certificates
                                               will be reduced
                                               proportionately.

                                               In addition, your certificates
                                               may be subject to certain
                                               shortfalls in interest
                                               collections (or reductions in
                                               excess interest, if the series
                                               employs overcollateralization
                                               as a credit enhancement
                                               feature) arising from the
                                               application of the
                                               Servicemembers Civil Relief Act
                                               and similar state and local
                                               laws (referred to as the Relief
                                               Act). The Relief Act provides
                                               relief to borrowers who enter
                                               active military service and to
                                               borrowers in reserve status who
                                               are called to active duty after
                                               the origination of their
                                               mortgage loan. The Relief Act
                                               provides generally that these
                                               borrowers may not be charged
                                               interest on a mortgage loan in
                                               excess of 6% per annum during
                                               the period of the borrower's
                                               active duty. These shortfalls
                                               are not required to be paid by
                                               the borrower at any future
                                               time, will not be offset by a
                                               reduction to the master
                                               servicing fee, and will reduce
                                               accrued interest on each
                                               related class of certificates
                                               on a pro rata basis. In
                                               addition, the Relief Act
                                               imposes certain limitations
                                               that would impair the master
                                               servicer's ability to foreclose
                                               on an affected mortgage loan
                                               during the borrower's period of
                                               active service and, under some
                                               circumstances, during an
                                               additional period thereafter.

                                               See "Risk Factors - Impact of
                                               World Events" in the
                                               prospectus.

Certain Mortgage Loans Do Not Yet              If so specified in the
Have A Payment Due                             prospectus supplement relating
                                               to the applicable series of
                                               certificates, some of the
                                               mortgage loans may have an
                                               initial payment date after the
                                               due date in the month of the
                                               first distribution date.
                                               Countrywide Home Loans will
                                               deposit an amount equal to one
                                               month's interest on these loans
                                               into the distribution account
                                               prior to the first distribution
                                               date. As a result, there will
                                               be no principal paid with
                                               respect to these loans on the
                                               first distribution date. In
                                               addition, if Countrywide Home
                                               Loans were unable or unwilling
                                               to deposit such amount, there
                                               would not be enough interest
                                               collections to distribute the
                                               required amount of interest on
                                               the certificates.

A Withdrawal or Downgrade in the Ratings       If one or more classes of
Assigned to any Credit Enhancer May            certificates of a series will
Affect the Value of the Related Classes        benefit from a form of credit
of Certificates                                enhancement provided by a third
                                               party, such as a limited
                                               financial guaranty policy or a
                                               derivative instrument, the
                                               ratings on those classes may
                                               depend primarily on an
                                               assessment by the rating
                                               agencies of the mortgage loans
                                               and on the financial strength
                                               of the credit enhancement
                                               provider. Any reduction in the
                                               ratings assigned to the
                                               financial strength of the
                                               credit enhancement provider
                                               will likely result in a
                                               reduction in the ratings of the
                                               classes of certificates that
                                               benefit from the credit
                                               enhancement. A reduction in the
                                               ratings assigned to those
                                               certificates probably would
                                               reduce the market value of the
                                               certificates and may affect
                                               your ability to sell them.

                                               The rating by each of the
                                               rating agencies of the
                                               certificates of any series is
                                               not a recommendation to
                                               purchase, hold, or sell the
                                               certificates since that rating
                                               does not address the market
                                               price or suitability for a
                                               particular investor. The rating
                                               agencies may reduce or withdraw
                                               the ratings on the certificates
                                               at any time they deem
                                               appropriate. In general, the
                                               ratings address credit risk and
                                               do not address the likelihood
                                               of prepayments.

The Right of a Class of Certificates to        One or more classes of
Receive Certain Interest Distributions         certificates of a series may
May Depend on the Creditworthiness             bear interest at a pass-through
of a Third Party                               rate that is subject to a cap,
                                               but nevertheless those classes
                                               may be entitled to receive
                                               interest distributions in
                                               excess of that cap from excess
                                               cashflow (if provided for in
                                               the related prospectus
                                               supplement and if available) or
                                               from certain sources other than
                                               the mortgage loans, such as a
                                               derivative instrument or a
                                               reserve fund established to
                                               cover those distributions. In
                                               the event that a series of
                                               certificates will provide for
                                               excess cashflow to cover those
                                               interest distributions in
                                               excess of the cap, investors in
                                               that class of certificates
                                               should consider that excess
                                               cashflow may not be available
                                               to fund those distributions. In
                                               the event that a series of
                                               certificates does not provide
                                               for excess cashflow, investors
                                               in the applicable classes of
                                               certificates will have to look
                                               exclusively to the sources of
                                               payment other than the mortgage
                                               loans and will have to consider
                                               that those other sources may be
                                               limited, may be provided by and
                                               depend solely on third parties
                                               and may therefore be subject to
                                               counterparty risk. In the event
                                               that those sources include
                                               third party providers,
                                               investors in the affected
                                               classes of certificates should
                                               consider that the ratings
                                               assigned to the applicable
                                               third party provider may be
                                               lower than the ratings of the
                                               affected classes of
                                               certificates. Unless otherwise
                                               specified in the related
                                               prospectus supplement, the
                                               ratings assigned to any class
                                               of certificates that may
                                               receive interest distributions
                                               in excess of the applicable cap
                                               will not address the likelihood
                                               of receipt of any such interest
                                               distributions.


Your Yield Will Be Affected By How             The timing of principal
Distributions Are Allocated To The             payments on any class of
Certificates                                   certificates will be affected
                                               by a number of factors,
                                               including:

                                               o  the extent of prepayments on
                                                  the related mortgage loans,

                                               o  the extent of deferred
                                                  interest on any negative
                                                  amortization loans,

                                               o  how payments of principal
                                                  are allocated among the
                                                  classes of certificates in
                                                  the applicable series,

                                               o  whether the master servicer,
                                                  the depositor, the holder of
                                                  a specified percentage of a
                                                  particular class of
                                                  certificates specified in
                                                  the prospectus supplement or
                                                  Third Party Insurer, as
                                                  applicable, exercises its
                                                  right to purchase the
                                               remaining assets of the issuing
                                               entity,

                                               o  whether the master servicer
                                                  or the holder of a specified
                                                  percentage of a particular
                                                  class of certificates
                                                  specified in the prospectus
                                                  supplement, as applicable,
                                                  instructs the trustee to
                                                  conduct an auction of the
                                                  remaining assets of the
                                                  issuing entity,

                                               o  whether the master servicer
                                                  exercises its option to
                                                  purchase certain delinquent
                                                  and defaulted mortgage
                                                  loans,

                                               o  the rate and timing of
                                                  payment defaults and losses
                                                  on the related mortgage
                                                  loans,

                                               o  repurchases of related
                                                  mortgage loans as a result
                                                  of material breaches of
                                                  representations and
                                                  warranties, and

                                               o  with respect to the senior
                                                  certificates, if there is
                                                  prefunding in the related
                                                  series and if funds are
                                                  required to be deposited in
                                                  the pre-funding account on
                                                  the closing date, by the
                                                  availability of subsequent
                                                  mortgage loans.

                                               Since distributions on the
                                               certificates are dependent upon
                                               the payments on the applicable
                                               mortgage loans, we cannot
                                               guarantee the amount of any
                                               particular payment or the
                                               amount of time that will elapse
                                               before the proceeds of the
                                               assets of the issuing entity
                                               are distributed on the
                                               certificates.

                                               If specified in the prospectus
                                               supplement relating to any
                                               series of certificates, the
                                               master servicer will be
                                               permitted to purchase defaulted
                                               mortgage loans from the issuing
                                               entity as described under
                                               "Description of the Pooling and
                                               Servicing Agreement--Optional
                                               Purchase of Defaulted Loans and
                                               Certain Delinquent Loans" in
                                               this free writing prospectus
                                               supplement. The master servicer
                                               may grant a third party, which
                                               may be a certificateholder, the
                                               right to direct the exercise of
                                               this option. The exercise of
                                               this option to purchase
                                               defaulted mortgage loans could
                                               affect the level of the
                                               overcollateralization target
                                               amount, if applicable, and
                                               distributions to the holders of
                                               the certificates, which may
                                               adversely affect the market
                                               value of your certificates. A
                                               third party is not required to
                                               take your interests into
                                               account when deciding whether
                                               or not to direct the exercise
                                               of the option and may direct
                                               the exercise of the option when
                                               the master servicer would not
                                               otherwise exercise it. As a
                                               result, the performance of the
                                               transaction may differ from
                                               transactions in which this
                                               option was not granted to the
                                               third party.

                                               If specified in the prospectus
                                               supplement relating to any
                                               series of certificates, the
                                               master servicer will be
                                               permitted to purchase certain
                                               early payment delinquent
                                               mortgage loans from the issuing
                                               entity as described under
                                               "Description of the Pooling and
                                               Servicing Agreement--Optional
                                               Purchase of Defaulted Loans and
                                               Certain Delinquent Loans" in
                                               this free writing prospectus
                                               supplement. Many factors could
                                               affect the decision of the
                                               master servicer to exercise its
                                               option to purchase a mortgage
                                               loan that is eligible for
                                               purchase, including the master
                                               servicer's financial ability,
                                               the impact on the holders of
                                               the certificates and the state
                                               of the business relationship
                                               between the master servicer or
                                               any of its affiliates and the
                                               underlying seller, including
                                               whether the underlying seller
                                               of that mortgage loan is
                                               willing or able to purchase
                                               that mortgage loan. The master
                                               servicer is not required to
                                               take your interests into
                                               account when deciding whether
                                               or not to exercise the option.

                                               See "Description of the
                                               Certificates -- Principal," and
                                               " -- Optional Termination" in
                                               the prospectus supplement
                                               relating to the applicable
                                               series of certificates for a
                                               description of the manner in
                                               which principal will be paid to
                                               the certificates. See
                                               "Description of the
                                               Certificates--Optional Purchase
                                               of Defaulted Loans" or
                                               "Description of the
                                               Certificates--Optional Purchase
                                               of Defaulted Loans and Certain
                                               Delinquent Loans" in the
                                               prospectus supplement relating
                                               to the applicable series of
                                               certificates for a description
                                               of the master servicer's option
                                               to purchase certain mortgage
                                               loans. See "The Mortgage Pool
                                               -- Assignment of the Mortgage
                                               Loans" in the prospectus
                                               supplement relating to the
                                               applicable series of
                                               certificates for more
                                               information regarding the
                                               repurchase or substitution of
                                               mortgage loans.

The Certificates May Not Be Appropriate        The certificates may not be an
For Some Investors                             appropriate investment for
                                               investors who do not have
                                               sufficient resources or
                                               expertise to evaluate the
                                               particular characteristics of
                                               each applicable class of
                                               certificates. This may be the
                                               case because, among other
                                               things:

                                               o  the yield to maturity of
                                                  certificates purchased at a
                                                  price other than par will be
                                                  sensitive to the uncertain
                                                  rate and timing of principal
                                                  prepayments on the related
                                                  mortgage loans and the
                                                  creation of deferred
                                                  interest on any negative
                                                  amortization mortgage loans;

                                               o  the rate of principal
                                                  distributions on, and the
                                                  weighted average lives of,
                                                  the certificates will be
                                                  sensitive to the uncertain
                                                  rate and timing of principal
                                                  prepayments on the related
                                                  mortgage loans and the
                                                  priority of principal
                                                  distributions among the
                                                  classes of certificates in
                                                  the related series.
                                                  Accordingly, the
                                                  certificates may be an
                                                  inappropriate investment if
                                                  you require a distribution
                                                  of a particular amount of
                                                  principal on a specific date
                                                  or an otherwise predictable
                                                  stream of distributions; and

                                               o  a secondary market for the
                                                  certificates may not develop
                                                  or provide
                                                  certificateholders with
                                                  liquidity of investment.

Balloon Mortgage Loans                         If so specified in the
                                               prospectus supplement relating
                                               to a series of certificates,
                                               the mortgage loans held by an
                                               issuing entity may include
                                               balloon loans, which are
                                               mortgage loans that do not
                                               provide for scheduled payments
                                               of principal that are
                                               sufficient to amortize the
                                               principal balance of the loan
                                               prior to maturity and which
                                               therefore will require the
                                               payment by the related
                                               borrower of a "balloon
                                               payment" of principal at
                                               maturity. Balloon loans
                                               involve a greater degree of
                                               risk because the ability of a
                                               borrower to make a balloon
                                               payment typically will depend
                                               upon the borrower's ability
                                               either to timely refinance the
                                               mortgage loan
                                               or timely to sell the related
                                               mortgaged property.

Seasoned Mortgage Loans                        If so specified in the
                                               prospectus supplement relating
                                               to the applicable series of
                                               certificates, the loan ages of
                                               some of the mortgage loans held
                                               by an issuing entity may be
                                               older than those of the other
                                               mortgage loans in that issuing
                                               entity or these mortgage loans
                                               may have been previously
                                               included in securitizations of
                                               the depositor and acquired upon
                                               exercise of an optional
                                               termination right. Generally,
                                               seasoned mortgage loans are
                                               believed to be less likely to
                                               prepay due to refinancing and
                                               are more likely to default than
                                               newly originated mortgage
                                               loans. In any case, the
                                               prepayment and default
                                               experience on well seasoned
                                               mortgage loans will likely
                                               differ from that on other
                                               mortgage loans.


Geographic Concentration Of Mortgaged          Issuing entities established by
Properties Increases The Risk That             the depositor have historically
Certificate Yields Could Be Impaired           had a significant portion of
                                               their mortgage loans secured by
                                               mortgaged properties that are
                                               located in StateCalifornia, and
                                               unless otherwise specified in
                                               the prospectus supplement
                                               relating to the applicable
                                               series of certificates, a
                                               significant portion of the
                                               mortgage loans will be secured
                                               by mortgaged properties that
                                               are located in StateCalifornia
                                               and StateplaceFlorida. Homes in
                                               California are more susceptible
                                               than homes located in other
                                               parts of the country to certain
                                               types of uninsurable hazards,
                                               such as earthquakes, floods,
                                               mudslides and other natural
                                               disasters. Homes in Florida and
                                               other parts of the southeastern
                                               United States are more likely
                                               to suffer uninsurable damage
                                               from tropical storms and
                                               hurricanes than homes in other
                                               parts of the country. In
                                               addition,


                                               o  economic conditions in
                                                  states with significant
                                                  concentrations (which may or
                                                  may not affect real property
                                                  values) may affect the
                                                  ability of borrowers to
                                                  repay their loans;

                                               o  declines in the residential
                                                  real estate markets in
                                                  states with significant
                                                  concentrations may reduce
                                                  the values of properties
                                                  located in those states,
                                                  which would result in an
                                                  increase in the
                                                  loan-to-value ratios; and

                                               o  any increase in the market
                                                  value of properties located
                                                  in states with significant
                                                  concentrations would reduce
                                                  the loan-to-value ratios and
                                                  could, therefore, make
                                                  alternative sources of
                                                  financing available to the
                                                  borrowers at lower interest
                                                  rates, which could result in
                                                  an increased rate of
                                                  prepayment of the mortgage
                                                  loans.

Hurricane Katrina May Pose Special Risks       At the end of August 2005,
                                               Hurricane Katrina caused
                                               catastrophic damage to areas in
                                               the PlaceTypeGulf
                                               PlaceTypeCoast region of the
                                               country-regionplaceUnited
                                               States.

                                               If Countrywide Home Loans is a
                                               seller, Countrywide Home Loans
                                               will represent and warrant as
                                               of the closing date that each
                                               mortgaged property (including
                                               each mortgaged property located
                                               in the areas affected by
                                               Hurricane Katrina) is free of
                                               material damage and in good
                                               repair. In the event of a
                                               breach of that representation
                                               and warranty, Countrywide Home
                                               Loans will be obligated to
                                               repurchase or substitute for
                                               the related mortgage
                                               loan. Any such repurchase would
                                               have the effect of increasing
                                               the rate of principal payment
                                               on the certificates. Any damage
                                               to a mortgaged property that
                                               secures a mortgage loan
                                               occurring after the closing
                                               date as a result of any other
                                               casualty event will not cause a
                                               breach of this representation
                                               and warranty.

                                               The full economic impact of
                                               Hurricane Katrina is uncertain
                                               but may affect the ability of
                                               borrowers to make payments on
                                               their mortgage loans. Initial
                                               economic effects appear to
                                               include:

                                               o  localized areas of nearly
                                                  complete destruction of the
                                                  economic infrastructure and
                                                  cessation of economic
                                                  activity,

                                               o  regional interruptions in
                                                  travel and transportation,
                                                  tourism and economic
                                                  activity generally, and

                                               o  nationwide decreases in
                                                  petroleum availability with
                                                  a corresponding increase in
                                                  price.

                                               We have no way to determine
                                               whether other effects will
                                               arise, how long any of these
                                               effects may last, or how these
                                               effects may impact the
                                               performance of the mortgage
                                               loans. Any impact of these
                                               events on the performance of
                                               the mortgage loans may increase
                                               the amount of losses borne by
                                               the holders of the related
                                               certificates or impact the
                                               weighted average lives of the
                                               related certificates.

You May Have Difficulty Reselling The          No market for any of the
Certificates                                   certificates will exist before
                                               they are issued. Any
                                               underwriters with respect to
                                               one or more classes of
                                               certificates may intend to make
                                               a secondary market in certain
                                               classes of the certificates,
                                               but if it does it will have no
                                               obligation to do so. We cannot
                                               assure you that a secondary
                                               market will develop or, if it
                                               develops, that it will
                                               continue. Consequently, you may
                                               not be able to sell your
                                               certificates readily or at
                                               prices that will enable you to
                                               realize your desired yield. The
                                               market values of the
                                               certificates are likely to
                                               fluctuate; these fluctuations
                                               may be significant and could
                                               result in significant losses to
                                               you.

                                               The secondary markets for
                                               mortgage backed securities
                                               have experienced periods of
                                               illiquidity and can be
                                               expected to do so in the
                                               future. Illiquidity can have a
                                               severely adverse effect on the
                                               prices of securities that are
                                               especially sensitive to
                                               prepayment, credit, or
                                               interest rate risk, or that
                                               have been structured to meet
                                               the investment requirements of
                                               limited categories of
                                               investors.


Inability To Replace Master Servicer           The structure of the servicing
Could Affect Collections and                   fee might affect the ability to
Recoveries On The                              find a replacement master
Mortgage Loans                                 servicer. Although the trustee
                                               is required to replace the
                                               master servicer if the master
                                               servicer is terminated or
                                               resigns, if the trustee is
                                               unwilling (including for
                                               example because the servicing
                                               fee is insufficient) or unable
                                               (including for example, because
                                               the trustee does not have the
                                               systems to service mortgage
                                               loans), it may be necessary to
                                               appoint a replacement master
                                               servicer. Because the servicing
                                               fee is structured as a
                                               percentage of the stated
                                               principal balance of each
                                               mortgage loan, it may be
                                               difficult to replace the
                                               servicer at a time when the
                                               balance of the mortgage loans
                                               has been significantly reduced
                                               because the fee may be
                                               insufficient to cover the costs
                                               associated with servicing the
                                               mortgage loans and related REO
                                               properties remaining in the
                                               pool. The performance of the
                                               mortgage loans may be
                                               negatively impacted, beyond the
                                               expected transition period
                                               during a servicing transfer, if
                                               a replacement master servicer
                                               is not retained within a
                                               reasonable amount of time.

Rights Of Third Party Insurers                 If there is a Third Party
                                               Insurer with respect to a
                                               particular series of
                                               certificates, unless the Third
                                               Party Insurer fails to make a
                                               required payment under the
                                               related policy and the failure
                                               is continuing or the Third
                                               Party Insurer is the subject of
                                               a bankruptcy proceeding (each
                                               such event, a "Third Party
                                               Insurer Default"), the Third
                                               Party Insurer may be entitled
                                               to exercise, among others, the
                                               following rights without the
                                               consent of holders of the
                                               related certificates, and the
                                               holders of the related
                                               certificates may exercise those
                                               rights only with the prior
                                               written consent of the Third
                                               Party Insurer:

                                               o  the right to provide notices
                                                  of master servicer defaults
                                                  and the right to direct the
                                                  trustee to terminate the
                                                  rights and obligations of
                                                  the master servicer under
                                                  the pooling and servicing
                                                  agreement upon a default by
                                                  the master servicer,

                                               o  the right to remove the
                                                  trustee or any custodian
                                                  pursuant to the pooling and
                                                  servicing agreement, and

                                               o  the right to direct the
                                                  trustee to make
                                                  investigations and take
                                                  actions pursuant to the
                                                  pooling and servicing
                                                  agreement.

                                               In addition, unless a Third
                                               Party Insurer Default exists,
                                               that Third Party Insurer's
                                               consent may be required before,
                                               among other things,

                                               o  any removal of the master
                                                  servicer, any successor
                                                  servicer or the trustee, any
                                                  appointment of any
                                                  co-trustee,

                                               o  any otherwise permissible
                                                  waivers of prepayment
                                                  charges or extensions of due
                                                  dates for payment granted by
                                                  the master servicer with
                                                  respect to more than 5% of
                                                  the mortgage loans, or

                                               o  any amendment to the pooling
                                                  and servicing agreement.

                                               Investors in the certificates
                                               other than those specified in
                                               the related prospectus
                                               supplement should note that:

                                               o  any insurance policy issued
                                                  by the Third Party Insurer
                                                  will not cover, and will not
                                                  benefit in any manner
                                                  whatsoever, their
                                                  certificates,

                                               o  the rights granted to the
                                                  Third Party Insurer may be
                                                  extensive,

                                               o  the interests of the Third
                                                  Party Insurer may be
                                                  inconsistent with, and
                                                  adverse to, the interests of
                                                  the holders of the
                                                  certificates, and the Third
                                                  Party Insurer has no
                                                  obligation or
                                                  duty to consider the
                                                  interests of the
                                                  certificates in connection
                                                  with the exercise or
                                                  nonexercise of the Third
                                                  Party Insurer's rights, and

                                               o  the Third Party Insurer's
                                                  exercise of its rights and
                                                  consents may negatively
                                                  affect the certificates
                                                  other than those specified
                                                  in the related prospectus
                                                  supplement and the existence
                                                  of the Third Party Insurer's
                                                  rights, whether or not
                                                  exercised, may adversely
                                                  affect the liquidity of the
                                                  certificates, relative to
                                                  other asset-backed
                                                  certificates backed by
                                                  comparable mortgage loans
                                                  and with comparable payment
                                                  priorities and ratings.

Some statements contained in or incorporated by reference in this free writing prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

General

      The depositor, CWMBS, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from Countrywide Home Loans, Inc. and/or one or more other sellers who may or may not be affiliated with Countrywide Financial Corporation (each of which is referred to in this free writing prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor and The Bank of New York, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

      Under the Pooling and Servicing Agreement, Countrywide Home Loans and/or one or more sellers will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the Depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans and/or the related seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. If Countrywide Home Loans is a seller, Countrywide Home Loans will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the applicable CHL Mortgage Pass-Through Trust, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued an the date of origination for that Mortgage Loan (such date, the "Cut-off Date").

      In connection with the transfer and assignment of a Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 50% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or any seller.

      The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans and/or the related seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans and/or the related seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans and/or the related seller may remove the mortgage loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

   o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller in the Certificate Account and held for distribution to the certificateholders on the related distribution date (referred to as a "Substitution Adjustment Amount")),

   o if the deleted mortgage loan is an adjustable rate mortgage loan, have a maximum mortgage rate no lower than, and not more than 1% per annum higher than the maximum mortgage rate of the deleted mortgage loan,

   o if the deleted mortgage loan is an adjustable rate mortgage loan, have a minimum mortgage rate no lower than, and not more than 1% per annum higher than the minimum mortgage rate of the deleted mortgage loan,

   o if the deleted mortgage loan is an adjustable rate mortgage loan, have the same mortgage index and intervals between interest rate adjustment dates as the deleted mortgage loan, an initial periodic rate cap and a subsequent periodic rate cap each not more than 1% per annum lower than that of the deleted mortgage loan, and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

   o if the deleted loan is a negative amortization loan, have the same reset period, payment cap and payment reset provisions as the deleted mortgage loan,

   o have a current mortgage rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

   o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

   o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

   o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

                        Servicing of the Mortgage Loans

General

      Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

      The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

Countrywide Home Loans

      Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, references in the remainder of this free writing prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.


                                                         Consolidated Mortgage Loan Production
                                   ----------------------------------------------------------------------------------

                                     Ten Months                                                          Nine Months
                                        Ended                                                               Ended
                                      December                         Years Ended                        September
                                         31,                          December 31,                           30,
                                   -------------  ----------------------------------------------------- -------------
                                        2001          2002         2003         2004          2005          2006
                                   -------------  ----------  -----------  -----------   -------------- -------------
                                                   (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans...........         504,975        999,448    1,517,743      846,395       809,630      559,501
  Volume of Loans...........       $  76,432      $ 150,110    $ 235,868    $ 138,845     $ 167,675    $ 109,872
     Percent of Total Dollar           61.7%          59.6%        54.2%        38.2%         34.1%        32.9%
Volume......................
Conventional Non-conforming Loans
  Number of Loans...........         137,593        277,626      554,571      509,711       826,178      479,627
  Volume of Loans...........       $  22,209      $  61,627    $ 136,664    $ 140,580     $ 225,217    $ 148,652
     Percent of Total Dollar           17.9%          24.5%        31.4%        38.7%         45.9%        44.5%
Volume......................
FHA/VA Loans
  Number of Loans...........         118,734        157,626      196,063      105,562        80,528       65,618
  Volume of Loans...........       $  14,109      $  19,093    $  24,402    $  13,247     $  10,712    $   9,436
     Percent of Total Dollar           11.4%           7.6%         5.6%         3.6%          2.2%         2.8%
Volume......................
Prime Home Equity Loans
  Number of Loans...........         164,503        316,049      453,817      587,046       683,887      519,895
  Volume of Loans...........       $   5,639      $  11,650    $  18,103    $  30,893     $  42,706    $  35,229
     Percent of Total Dollar            4.5%           4.6%         4.2%         8.5%          8.7%        10.6%
Volume......................
Nonprime Mortgage Loans
  Number of Loans...........          43,359         63,195      124,205      250,030       278,112      188,558
  Volume of Loans...........       $   5,580      $   9,421    $  19,827    $  39,441     $  44,637    $  30,545
     Percent of Total Dollar            4.5%           3.7%         4.6%        11.0%          9.1%         9.2%
Volume......................
Total Loans
  Number of Loans...........         969,164      1,813,944    2,846,399    2,298,744     2,678,335    1,813,199
  Volume of Loans...........       $ 123,969      $ 251,901    $ 434,864    $ 363,006     $ 490,947    $ 333,734
  Average Loan Amount.......       $ 128,000      $ 139,000    $ 153,000    $ 158,000     $ 183,000    $ 184,000
  Non-Purchase Transactions(1)           63%            66%          72%          51%           53%          53%
  Adjustable-Rate Loans(1)..             12%            14%          21%          52%           52%          48%
----------
(1) Percentage of total mortgage loan production (excluding commercial real estate) based on dollar volume.


Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

      o  collecting, aggregating and remitting mortgage loan payments;

      o  accounting for principal and interest;

      o  holding escrow (impound) funds for payment of taxes and insurance;

      o  making inspections as required of the mortgaged properties;

      o preparation of tax related information in connection with the mortgage loans;

      o  supervision of delinquent mortgage loans;

      o  loss mitigation efforts;

      o foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

      o generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

      Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute available funds for distribution on that distribution date, an amount equal to:


      o the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee) which were due on the related Due Date and which were delinquent on the related determination date specified in the prospectus supplement; and


      o an amount equivalent to interest (net of the master servicing fee rate) on each mortgage loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on a determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

      An advance will be reimbursed from the payments on the mortgage loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

              Description of the Pooling and Servicing Agreement

      The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

      In addition to the events of default described in the prospectus, an event of default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the business day following the related distribution date for any advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the event of default has not been remedied, the trustee, but not certificateholders, may terminate the master servicer, and the trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

      The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

The Trustee

      The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention:
Corporate Trust Administration or another address that the trustee may designate from time to time.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the rating agencies identified as rating the certificates in the prospectus supplement to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each rating agency identified as rating the certificates in the prospectus supplement and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

      o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each rating agency identified as rating the certificates in the prospectus supplement.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

      The Master Servicer may, at its option but subject to the conditions set forth in the Pooling and Servicing Agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting the party the right to direct the Master Servicer to exercise its right to purchase those defaulted Mortgage Loans and requiring that party to purchase those Mortgage Loans from the Master Servicer. In addition, to the extent specified in the prospectus supplement relating to any series of certificates, if a Mortgage Loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the Master Servicer will have the option to purchase that Mortgage Loan until the 270th day following the date on which that Mortgage Loan becomes subject to that repurchase obligation.

      Any purchase pursuant to the provisions described above shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable mortgage rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

                               Static Pool Data

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200610.

      We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

                 Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

      The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans and/or the related seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Mortgage Loans may include fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

      The Mortgage Loans may include adjustable rate mortgage loans, some of which may be subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

      The mortgage loans may include negative amortization loans, some of which may be subject to lower introductory interest rates. As a result of the lower introductory interest rates, in a rising interest rate environment it is likely that these mortgage loans will accrue deferred interest if the related borrowers only make their scheduled monthly payments. The negative amortization feature of the mortgage loans may affect the yields on the certificates. As a result of the negative amortization of the mortgage loans, the pass-through rates on the offered certificates may be limited by an available funds cap, to the extent described in the related prospectus supplement. During periods in which the outstanding principal balance of a negative amortization mortgage loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance of that mortgage loan (due to the addition of deferred interest, if any, to the principal balance of that mortgage loan) in a single payment at the maturity of the mortgage loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization mortgage loans is greater than that associated with fully amortizing mortgage loans.

      Although the mortgage rates on adjustable rate mortgage loans (including negative amortization mortgage loans) are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.

      The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

      The timing of changes in the rate of prepayments on the Mortgage Loans (and in particular, if the mortgage loans are negative amortization mortgage loans, the timing of changes in the rate of prepayments on the mortgage loans relative to the creation of deferred interest on the negative amortization mortgage loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                               Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the accompanying prospectus.

                            Index of Defined Terms

certificate index.........................................................S-34
Compensating Interest.....................................................S-29
Countrywide Financial.....................................................S-26
Countrywide Home Loans....................................................S-26
Countrywide Servicing.....................................................S-25
Cut-off Date..............................................................S-24
Deferred interest.........................................................S-12
deleted mortgage loan.....................................................S-24
Depositor.................................................................S-23
Due Date..................................................................S-29
ERISA.....................................................................S-35
excess interest...........................................................S-15
Exchange Act..............................................................S-30
Exemption.................................................................S-35
Master Servicer.....................................................S-23, S-25
Mortgage Loans............................................................S-23
negative amortization loans...............................................S-12
overcollateralization.....................................................S-15
Plan......................................................................S-35
Pooling and Servicing Agreement...........................................S-23
replacement mortgage loan.................................................S-24
Substitution Adjustment Amount............................................S-24
Third Party Insurer Default...............................................S-22
Trustee...................................................................S-23

                                                                     Exhibit A
                                                                     ---------


                                  PROSPECTUS



   [Prospectus dated August 1, 2006, filed on August 2, 2006 on EDGAR as an
           Exhibit to the Current Report on Form 8-K of CWMBS, Inc.]